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                                                                    EXHIBIT 99.2



                            CONSENT OF MICHAEL OVITZ



    The undersigned hereby consents to the inclusion of his/her name in this registration statement as a person to become a director of DC Holdco, Inc. upon the consummation of the mergers of (i) The Walt Disney Company and DCA Merger Corp. and (ii) Capital Cities/ABC, Inc. and DCB Merger Corp.



                                                    /s/ MICHAEL OVITZ

                                          ______________________________________

                                                      Michael Ovitz



November 9, 1995